SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

January 19, 2005

Date of report (Date of earliest event reported)

Security Capital Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7921	13-3003070
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Eight Greenwich Office Park, Third Floor, Greenwich, CT		06831
(Address of Principal Executive Offices)		(Zip Code)

203-625-0770

(Registrant’s telephone number, including area code)

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.                                          Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Security Capital Corporation (the “Company”) announced on January 24, 2005 that the American Stock Exchange (“AMEX”) has accepted the Company’s revised plan of compliance (the “Revised Plan”) and granted the Company an extension of time to regain compliance with AMEX’s continued listing standards by no later than March 1, 2005.

As previously announced on December 1, 2004, the Company received a notice from AMEX on November 24, 2004 advising that, because the Company failed to timely file its Form 10-Q for the quarter ended September 30, 2004 (the “Third Quarter Form 10-Q”), as required pursuant to Sections 134 and 1101 of the AMEX Company Guide (the “Company Guide”), and because the Company’s Audit Committee did not have the three independent members required pursuant to Section 121B(2) of the Company Guide, the Company was no longer in compliance with the continued listing standards of AMEX.  AMEX also noted that, pursuant to Section 1003(d) of the Company Guide, the Company’s failure to timely file the Third Quarter Form 10-Q was a material violation of the Company’s listing agreement with AMEX.

As previously announced, on December 9, 2004 AMEX granted the Company an extension until January 6, 2005 to add an independent director to the Company’s Audit Committee and to file the Third Quarter Form 10-Q.  As announced by the Company on December 28, 2004, Robert M. Williams, Sr. has been appointed to the Company’s Board and Audit Committee.

On January 5, 2005, the Company announced that, on January 3, 2005, it had notified AMEX that the Company’s Audit Committee was diligently pursuing its previously announced internal investigation into certain management conflict of interest, control and financial disclosure issues, including certain related-party transactions, involving its CompManagement, Inc. (“CMI”) subsidiary and entities in the industry owned by certain officers of CMI, but estimated that it needed until March 1, 2005 to complete the investigation and to file the Third Quarter Form 10-Q.

On January 6, 2005, the Company submitted to AMEX a revised plan of compliance related to the filing of the Third Quarter Form 10-Q by March 1, 2005.  On January 19, 2005, AMEX notified the Company that it has accepted the Revised Plan and granted the Company an extension of time to regain compliance with AMEX’s continued listing standards by no later than March 1, 2005.  The Company’s compliance with the Revised Plan will be subject to periodic review by AMEX during the extension period.  Failure to make progress consistent with the Revised Plan or to regain compliance with AMEX’s continued listing standards by no later than March 1, 2005 will likely result in AMEX initiating delisting proceedings.  In addition, the Company is required to immediately provide AMEX with written notice if the Company determines that it has not made significant progress regarding the filing of the Third Quarter Form 10-Q.

On January 24, 2005, the Company issued a press release announcing AMEX’s acceptance of its Revised Plan.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.                                          Financial Statements and Exhibits.

(c)                                  Exhibits.

99.1                                                                           Press Release of Security Capital Corporation, dated January 24, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 24, 2005
SECURITY CAPITAL CORPORATION

	By:	/s/ William R. Schlueter
		Name:	William R. Schlueter
		Title:	Senior Vice President and
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release of Security Capital Corporation, dated January 24, 2005.